EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS OF EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. DATED FEBRUARY 28, 1989, AMENDED AS OF MAY 2, 2007 AND FURTHER AMENDED AUGUST 6, 2007, JANUARY 15, 2009, NOVEMBER 1, 2010,
AUGUST 6, 2012 AND DECEMBER 19, 2013
Article I
Offices
(1)    Registered Office and Registered Agent: The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.
(2)    Other Offices: The corporation may have other offices within or outside the State of Washington at such place or places as the Board of Directors may from time to time determine.
Article II
Shareholders' Meetings
(1)    Meeting Place: All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.
(2)    Annual Meeting Time: The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on the second Wednesday of May at the hour of ten o'clock a.m. if not a legal holiday, and if a legal holiday, then on the day following, at the same hour. The time and place of holding any annual meeting may be changed by resolution of the Board of Directors, provided that notification of such change shall meet the notice requirements pursuant to Article II(6) hereunder.
(3)    Business at Annual and Special Meetings. No business may be transacted at an annual or special meeting of shareholders other than business that is
(a)specified in a notice of meeting given by or at the direction of the Board of Directors or an authorized committee thereof and in the form provided by Article II(6),
(b)otherwise brought before the meeting by or at the direction of the Board of Directors or an authorized committee thereof, or
(c)otherwise brought before an annual meeting or special meeting:

i.
by (1) a shareholder that holds of record stock of the corporation entitled to vote at the meeting on such business (including any election of a director) (a “Record Holder”) or (2) a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the corporation such indirect ownership of such stock and such Nominee Holder's entitlement to vote such stock on such business, and

ii.	who complies with the notice procedures and subject to the limitations set forth in Article II(15) (Record Holders and Nominee Holders are referred to as “Noticing Shareholders”).
Clause (c) of this Article II(3) shall be the exclusive means for Noticing Shareholders to make director nominations or submit other business before an annual or special meeting of shareholders (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation's notice of meeting, which proposals are not governed by these Bylaws).
(4)    Annual Meeting - Order of Business: At the annual meeting of shareholders, the order of business shall be as follows:
(a)    Calling the meeting to order.
(b)    Proof of notice of meeting (or filing waiver).
(c)    Reading of minutes of last annual meeting.
(d)    Reports of officers.
(e)    Reports of committees.
(f)    Election of directors.
(g)    Miscellaneous business.
(5)    Special Meetings: Special meetings of the shareholders for any purpose may be called at any time by the President or Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting.
(6)    Notice: Notice of the place, if any, date and time of any shareholders' meeting shall be given to each shareholder entitled to vote. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the Washington Business Corporation Act, notice shall be given at least 10 days but not more than 60 days before the date of the meeting.
(a)    Notice Provided in a Tangible Medium: Notice to any shareholder may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment which transmits a facsimile of the notice.
(b)    Notice Provided in an Electronic Transmission: Notice to any shareholder may be provided in an electronic transmission and be electronically transmitted. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation. A shareholder that has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
(c)    Posting Notice on an Electronic Network: Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(d)    Effectiveness of Notice: If mailed, notice shall be deemed effective when mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. If transmitted by any other permissible tangible means, notice shall be effective at such time specified in the Washington Business Corporation Act. An affidavit of the corporation's secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(7)    Voting Record: At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for the inspection of any shareholder.
(8)    Quorum: Except as otherwise required by law:
(a)    A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting.
(b)    If a quorum is present, action on a matter, other than the election of Directors, shall be approved by a voting group if the votes cast within the voting group in favor of the action exceed the votes cast within the voting group against such action, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.
(9)    Voting of Shares: Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the corporation.
(10)    Closing of Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days nor be less than ten days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
(11)    Proxies: A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
(12)    Action by Shareholders without a Meeting: Any action required or which may be taken at a meeting of shareholders of the corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.
(13)    Waiver of Notice: A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time of the meeting that is the subject of such notice or, in the case of notice required to be given to nonconsenting or nonvoting shareholders in connection with action taken by less than unanimous consent of the shareholders, before or after the action to be taken by executed consent is effective. The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.
(14)    Action of Shareholders by Communications Equipment: Shareholders may participate in a meeting of shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.
(15)    Notice of Shareholder Business to be Conducted at an Annual Meeting or Special Meeting of Shareholders: In order for a Noticing Shareholder to properly bring any item of business before an annual meeting or special meeting of shareholders, the Noticing Shareholder must give timely notice thereof in writing to the Secretary of the corporation in compliance with the requirements of this Article II(15). Subject to compliance with the requirements of this Article II(15) and clause (c) of Article II(3), a Noticing Shareholder may nominate a director at an annual meeting of the shareholders, or any special meeting of the shareholders called for the purpose of electing directors. This Article II(15) shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act.
(a)    To be timely, a Noticing Shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation:

i.
For the purposes of an annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the later of (i) the 90th day prior to the first anniversary of the preceding year's annual meeting and (ii) the 35th day after the first public announcement of the adoption of this Article II(15); provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder's notice as described above.

ii.
For the purposes of a special meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such special meeting of shareholders; provided, however, that if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.

(b)    To be in proper form, whether in regard to a nominee for election to the Board of Directors or other business, a Noticing Shareholder's notice to the Secretary must:

i.
Set forth, as to the Noticing Shareholder and, if the Noticing Shareholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information together with a representation as to the accuracy of the information:

(A)
the name and address of the Noticing Shareholder as they appear on the corporation's books and, if the Noticing Shareholder holds for the benefit of another, the name and address of such beneficial owner (collectively “Holder”),

(B)	the class or series and number of shares of the corporation that are, directly or indirectly, owned beneficially and/or of record,

(C)
any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation,

(D)	any proxy, contract, arrangement, understanding, or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the corporation,

(E)
any short interest in any security of the corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(F)	any rights to dividends on the shares of the corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the corporation,

(G)
any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

(H)
any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any,

(I)	any arrangements, rights, or other interests described in this Article II(15)(b)(i)(C)-(H) held by members of such Holder's immediate family sharing the same household,

(J)
any other information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, and

(K)	any other information as reasonably requested by the corporation.
Such information shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date.

ii.	If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, the notice must set forth:

(A)	a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the Holder, in such business, and

(B)
a description of all agreements, arrangements and understandings, direct and indirect, between the Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Holder.

iii.	Set forth, as to each person, if any, whom the Holder proposes to nominate for election or reelection to the Board of Directors:

(A)
all information relating to the Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(B)
a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Holder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

iv.
A representation that the Noticing Shareholder intends to vote or cause to be voted such stock at the meeting and intends to appear in person or by a representative at the meeting to nominate the person or propose the business specified in the notice.

v.
With respect to each nominee for election or reelection to the Board of Directors, the Noticing Shareholder shall include a completed and signed questionnaire, representation, and agreement required by Article II(16). The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of the nominee.

(c)    Notwithstanding anything in Article II(15)(a) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which the public announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the corporation.
(d)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.
(e)    Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, the

Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such proposal or nomination shall be disregarded.
(f)    Notwithstanding the foregoing provisions of these Bylaws, a Noticing Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article II(3) or Article II(15).
(g)    Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of shareholder proposals that are, or that the Noticing Shareholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.
(16)    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation by a Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Article II(15)) to the Secretary at the principal executive offices of the corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:
(a)    is not and will not become a party to:

i.
any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, or

ii.	any Voting Commitment that could limit or interfere with the person's ability to comply, if elected as a director of the corporation, with the person's fiduciary duties under applicable law,
(b)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and
(c)    in the person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the corporation.

Article III
Stock
(1)    Certificated Shares: Shares may but need not be represented by certificates. Unless otherwise provided by law, rights and obligations of shareholders are identical whether or not their shares are represented by certificates. If shares are represented by certificates, certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, or by such other two officers as designated by the Board of Directors, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were such officer on the date of issue. At a minimum, each certificate of stock shall state:
(a)    the name of the issuing corporation;
(b)    that the corporation is organized under the laws of this state;
(c)    the name of the person to whom issued;
(d)    the number and class of shares and the designation of the series, if any, which such certificate represents; and
(e)    if the corporation is authorized to issue different classes of shares or different series within a class, the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the Board's authority to determine variations for future series, summarized either on the front or back of the certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information upon written request and without charge. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as it might determine or establish such other procedures as it deems necessary.
(2)    Uncertificated Shares:
(a)    Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of any of the corporation's classes or series of shares without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.
(b)    Within a reasonable time after the issue of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required on certificates as provided in Article III(1) herein.
(3)    Transfers:
(a)    Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.
(b)    Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.
(c)    Shares of uncertificated stock shall be transferred upon receipt by the corporation of a written request for transfer signed by the shareholder. Within a reasonable time after the transfer, the corporation will acknowledge to such shareholder that said shares have been transferred on the books of the corporation.
(4)    Registered Owner: Registered shareholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Washington. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:
(a)    The classification of shareholder who may certify;
(b)    The purpose or purposes for which the certification may be made;
(c)    The form of certification and information to be contained therein;
(d)    If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and
(e)    Such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.
(5)    Fractional Shares or Scrip: The corporation, may:
(a)    issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation;
(b)    arrange for the disposition of fractional interests by those entitled thereto;
(c)    pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or if certificates are being used to represent shares of such class or series,
(d)    issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.
(6)    Shares of Another Corporation: Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the corporation.
Article IV
Board of Directors
(1)    Number and Powers: The management of all the affairs, property and interest of the corporation shall be vested in a Board of Directors. The Board of Directors shall consist of from six (6) to eleven (11) persons, who shall be elected for a term of one year and shall hold office until the next annual meeting of the shareholders and the election and qualification of his or her successor or until the director's earlier death, resignation, removal or termination of term. Directors need not be shareholders or residents of the State of Washington. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
(2)    Election of Directors: At each annual shareholders' meeting the shareholders shall elect the directors to hold office until the next annual meeting of the shareholders and until their respective successors are elected and qualified. If, for any reason, the directors shall not have been elected at any annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.
Except as provided in Article IV (4) and this Article IV(2), each director shall be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director's election exceeds the number of votes cast “against” that director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention or whose ballot is marked as “abstain”; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors shall be elected by the vote of a plurality of the votes cast. A contested election is one in which (a) on last day for delivery of a notice under Article II(15)(a), a Noticing Shareholder has complied with the requirements of Article II(15) with respect to one or more nominees; and (b) prior to the date that notice of the meeting is given, the Board of Directors has not made a determination that none of the candidacies of the Noticing Shareholder's nominees creates a bona fide election contest. For purposes of these Bylaws, it is assumed that on the last day for delivery of a notice under Article II(15)(a), there is a candidate nominated by the Board of Directors for each of the director positions to be voted on at the meeting.
The following procedures apply in a non-contested election. A nominee who does not receive a majority vote shall not be elected. Except as otherwise provided in this Article IV(2), an incumbent director who is not elected because he or she does not receive a majority vote shall continue to serve as a holdover director until the earliest of (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to RCW 23B.07.035; (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors pursuant to Article IV(4); or (c) the date of the director's resignation. Any vacancy resulting from the non-election of a director under this Article IV(2) may be filled by the Board of Directors as provided in Article IV(4). The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and Corporate Governance Committee's recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who failed to receive a majority vote for election will participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one or more offices with the same director(s) who will continue in office until their successors are elected.
(3)    Change of Number: The number of directors may at any time be increased or decreased by the shareholders or directors at any annual or special meeting provided that no decrease shall have the effect of shortening the term of any incumbent director except as provided in Article IV(4) and Article IV(5) hereunder.
(4)    Vacancies: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of his predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.
(5)    Removal of Directors: At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors.
(6)    Regular Meetings: Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders.
(7)    Special Meetings: Special meetings of the Board of Directors may be called at any time by the President or by any director, to be held at the principal place of business of the corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director by at least one (1) day in advance of the meeting. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.
(8)    Notice: Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each director in the form of a record or orally, as provided below.
(a)    Oral Notice: Oral notice may be communicated in person, by telephone, wire or wireless equipment which does not transmit a facsimile of the notice, or by any electronic means that does not create a record.
(b)    Notice Provided in a Tangible Medium: Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.
(c)    Notice Provided in an Electronic Transmission: Notice may be provided in an electronic transmission and be electronically transmitted. Notice to directors in an electronic transmission and be electronically transmitted. Notice to shareholders in an electronic transmission is effective only with respect to directors that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation. A director who has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
(d)    Posting Notice on an Electronic Network: Notice to directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(e)    Effectiveness of Notice: Oral notice is effective when received by the director. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the director. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the director at his or her address shown of the records of the corporation. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Notice sent to the director's address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment which transmits a facsimile of the notice. Notice given by private carrier is effective when received by the director. Notice given by personal delivery is effective when received by the director. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(9)    Quorum: A majority of the number of persons then serving as members of the Board of Directors shall be necessary at all meetings of the Board of Directors to constitute a meeting for the transaction of business, and the votes of a majority of those directors present at any properly called meeting at which such a quorum is present shall be sufficient to transact business.
(10)    Waiver of Notice: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A director may waive any notice required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. The wavier must be delivered by the director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. Such waiver shall be send forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board or any committee designated by the board need be specified in the waiver of notice of such meeting.
(11)    Registering Dissent: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
(12)    Executive and Other Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; provided that, notwithstanding the above, no committee of the Board of Directors shall have the authority to: (1) Declare distributions, or the issuance of shares, unless a resolution of the Board of Directors or the Bylaws or the Articles of Incorporation expressly so provide; (2) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (3) fill vacancies on the Board of Directors or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any director for serving on the Board of Directors or on any committee thereof; (6) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board of Directors or the members thereof; or (8) amend the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as otherwise provided by law, fix any of the relative rights and preferences of such shares. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Unless otherwise provided in a resolution of the Board of Directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.
(13)    Remuneration: No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.
(14)    Loans and Guarantees: The corporation may not lend money to or guarantee the obligation of a director of the corporation unless:
(a)    The particular loan or guarantee is approved by vote of the holders of at least a majority of the votes represented by the outstanding voting shares of all classes, except the votes of the benefited director; or
(b)    The corporation's Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.
(15)    Action by Directors Without a Meeting: Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if one or more consents setting forth the action so taken are executed by all of the directors, or all of the members of the committee, either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system in an executed electronically transmitted record. Action taken by consent of the directors without a meeting is effective when the last director executed the consent, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.
(16)    Action of Directors by Communications Equipment: Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.
Article V
Officers
(1)    Designations: The officers of the corporation shall be a President, one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary, except that if all of the issued and outstanding stock of the corporation is owned of record by one shareholder, one person may hold all or any combination of offices.
(2)    The President: The President shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the corporation, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.
(3)    Vice-Presidents: During the absence or disability of the President, the Executive Vice-Presidents, if any, and the Vice-Presidents in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.
(4)    Secretary and Assistant Secretaries: The Secretary shall issue notices for all meetings, except for notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board of Directors.
(5)    The Treasurer: The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties incident to his office or that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the

President or the Board of Directors.
(6)    Delegation: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.
(7)    Vacancies: Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.
(8)    Other Officers: Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
(9)    Term - Removal: The officers of the corporation shall hold office until their successors are appointed and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
(10)    Bonds: The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.
Article VI
Distributions and Finance
(1)    Distributions: The Board of Directors may authorize a distribution of money or other property to the corporation's shareholders in the form of a dividend or a purchase, redemption or other acquisition of the corporation's shares; provided that no distribution may be made if, after giving it effect, either:
(a)    the corporation would not be able to pay its debts as they become due in the usual course of business; or
(b)    The corporation's total assets would be less than the sum of its total liabilities plus the amount which would be needed to satisfy any shareholder's preferential rights in liquidation if the corporation is in the process of liquidation at the time of the authorization of the distribution. The stock transfer books may be closed for the making of distributions during such periods of not exceeding sixty days, as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the corporation, may authorize distributions only to the holders of record at the close of business, on any business day not more than sixty days prior to the date on which the distribution is made.
(2)    Measure of Effect of Distribution: For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the corporation under Article VI(1) of these Bylaws, the effect of distribution is measured,
(a)    in the case of a distribution by purchase, redemption or other acquisition of the corporation's shares, as of the earlier of (i) the date on which the money or other property is transferred to the shareholders or the date on which the debt is incurred by the corporation; or (ii) the date on which the shareholder ceases to be a shareholder with respect to the acquired shares; and

(b)    in any other case, (i) as of the date on which the distribution is authorized, if payment occurs within one hundred and twenty days thereafter; or (ii) the date of payment if such date occurs more than one hundred and twenty days after the date of authorization.
(3)    Reserves: Before making any distribution, there may be set aside out of the sum available to the corporation for distribution such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing distribution, or for maintaining any property of the corporation, or for any other purpose, any earned surplus of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.
(4)    Depositories: The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.
Article VII
Notices
Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation, with postage thereon prepaid
Article VIII
Seal
The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation.
Article IX
Indemnification
(1)    Right to Indemnification: Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, being or having been such a director or officer, he or she is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such person if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Article IX(2) with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if (i) such proceeding (or part thereof) was authorized by the Board of Directors of the corporation, or (ii) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of (a) a written affirmation of the director's or officer's good faith belief that the person has met the standard of conduct described in RCW 23B.08.510, and (b) an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.
(2)    Right of Claimant to Bring Suit: If a claim under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.
(3)    Nonexclusivity of Rights: The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Articles shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
(4)    Insurance, Contracts and Funding: The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.
(5)    Indemnification of Employees and Agents of the Corporation: The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.
(6)    Amendments: No repeal, modification or amendment of, or adoption of any provision inconsistent with this Article IX, nor, to the fullest extent permitted by applicable law, shall adversely affect any right or protection of any person granted pursuant thereto, existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.
Article X
Books and Records
The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.
Article XI
Amendments
(1)    By Shareholders: These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.
(2)    By Directors: The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of this corporation. However any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholder's meeting.
(3)    Emergency Bylaws: The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster.